UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2014 (June 23, 2014)

ZS Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36489	26-3305698
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

508 Wrangler Drive, Suite 100 Coppell, Texas	75019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 700-0240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2014, Srinivas Akkaraju was appointed as an independent director on the board of directors of ZS Pharma, Inc. (the “Company”). Dr. Akkaraju will also serve on the Company’s compensation committee.

Dr. Akkaraju was not elected pursuant to any arrangement or understanding with the Company or any affiliate of the Company. Sofinnova Venture Partners VIII, L.P. purchased 84,455 shares of the Company’s common stock in its Series D Preferred Stock Financing in February 2014 for $1,136,363.78 and 525,000 shares of the Company’s common stock in the Company’s initial public offering in June 2014 for $9,450,000. Dr. Akkaraju is a managing member of Sofinnova Management VIII, L.L.C., the general partner of Sofinnova Venture Partners VIII, L.P. The Company entered into an indemnification agreement with Dr. Akkaraju, effective as of June 23, 2014, pursuant to which the Company agreed to indemnify Dr. Akkaraju for certain claims and liabilities arising from Dr. Akkaraju’s actions as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZS PHARMA, INC.

Date: June 24, 2014	By:	/s/ Todd Creech
Todd Creech
Chief Financial Officer